Exhibit 4.9

WAIVER CONSENT AND AMENDMENT AGREEMENT

THIS WAIVER, CONSENT AND AMENDMENT AGREEMENT, dated as of November 5, 2008 (this “Agreement”), by and among Hague Corp. (“Borrower”), MKM Opportunity Master Fund, Ltd. (“MKM Opportunity“), Steven Posner Irrevocable Trust u/t/a Dated 06/17/65 (“Posner”), MKM SP1, LLC (“MKM SP1” and together with MKM Opportunity and Posner, the “Subscribers”), Randall J. Lanham, Attorney Escrow (“Lanham”) and Sichenzia Ross Friedman Ference LLP (the “Escrow Agent”).

W I T N E S S E T H:

WHEREAS, the Subscribers have entered into the Transaction Documents with the Borrower pursuant to which the Subscribers are to be issued certain debentures and shares of Common Stock; and

NOW THEREFORE, in consideration of the mutual benefits accruing to Subscribers and Borrower and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto do hereby agree as follows:

1.           DEFINITIONS.

For the purposes hereof, in addition to the terms defined elsewhere in this Agreement, (a) capitalized terms not otherwise defined herein shall have the meanings set forth in the Securities Purchase Agreement (the “Securities Purchase Agreement”) dated as of November 4, 2008 by and among the Borrower and the Subscribers and (b) the following terms shall have the following meanings:

“Transaction Documents” means this Agreement, the Debentures, the Securities Purchase Agreement, the Registration Rights Agreement, the Security Agreement, the Escrow Agreement, the Subsidiary Guarantee and the Stock Pledge Agreement, all exhibits and schedules thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated hereunder.

2.           WAIVERS AND CONSENT.

2.1           Waiver of Closing Conditions.  Notwithstanding anything to the foregoing in any of the Transaction Documents, the parties shall have two (2) business days from the date hereof to deliver to the Escrow Agent (i) originally executed legal opinion from Lanham relating to the Securities Purchase Agreement, (ii) the Restricted Shares, (iii) originally executed legal opinion from Lanham relating to the Stock Purchase Agreement dated as of October 31, 2008 by and among the Borrower and the Subscribers (the “Private Sale Agreement”), and (iv) the free-trading shares pursuant to the Private Sale Agreement.  Upon receipt of this executed Agreement, the parties authorize the Escrow Agent to wire the Subscription Amount (as defined in the Escrow Agreement) to the Borrower pursuant to the disbursement memo executed by the Borrower and the Subscribers.

2.2           Closing Date.  The Borrower and Subscribers hereby confirm that the nothing contained herein shall be construed as affecting the Closing Date, which for all the Transaction Documents be considered as of November 4, 2008.

2.3          Effect on Lender Transaction Documents. Subject to the waivers and consents provided herein, all of the terms and conditions of the Lender Transaction Documents shall continue in full force and effect after the execution of this Agreement and shall not be in any way changed, modified or superseded by the terms set forth herein, including but not limited to, any other obligations the Borrower may have to the Lender under the Lender Transaction Documents.  Except as expressly set forth herein, this Agreement shall not be deemed to be a waiver, amendment or modification of any provisions of the Lender Transaction Documents or of any right, power or remedy of the Lender, or constitute a waiver of any provision of the Lender Transaction Documents (except to the extent herein set forth), or any other document, instrument and/or agreement executed or delivered in connection therewith, in each case whether arising before or after the date hereof or as a result of performance hereunder or thereunder.  The Lender reserve all rights, remedies, powers, or privileges available under the Lender Transaction Documents, at law or otherwise.  This Agreement shall not constitute a novation or satisfaction and accord of the Lender Transaction Documents or any other document, instrument and/or agreement executed or delivered in connection therewith.

3.           MISCELLANEOUS.

3.1           Successors and Assigns.  This Agreement shall be binding upon, and inure to the benefit of, the successors and permitted assigns of the Parties.  Neither party hereto may assign or permit the assignment of its obligations without first requiring the assignee of such obligation to assume such assigning party’s rights and obligations under this Agreement.

3.2           Governing Law; Jurisdiction; Waiver of Jury Trial.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with, and any dispute between the parties relating to or arising from the Transaction Documents shall be governed by, the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.  Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, or that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.  If either party shall commence an action or proceeding to enforce any provisions of this Agreement or any of the Transaction Documents, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.  EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE BREACH, TERMINATION OR VALIDITY OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS AGREEMENT AND HAS HAD AN OPPORTUNITY TO SEEK SEPARATE COUNSEL OF ITS OWN CHOICE TO REVIEW THIS AGREEMENT, (III) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 3.2.

3.3           Injunctive Relief.  Each Party acknowledges and agrees that a breach by it of its obligations hereunder will cause irreparable harm to the other and that the remedy or remedies at law for any such breach will be inadequate and agrees, in the event of any such breach, in addition to all other available remedies, the non-breaching party shall be entitled to an injunction restraining any breach and requiring immediate and specific performance of such obligations without the necessity of showing economic loss or the posting of any bond.

3.4           Severability.  In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that in such case the parties shall negotiate in good faith to replace such provision with a new provision which is not illegal, unenforceable or void, as long as such new provision does not materially change the economic benefits of this Agreement to the parties.

3.5           Counterparts/Execution.  This Agreement may be executed in any number of counterparts and by the different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.  This Agreement may be executed by facsimile signature and delivered by facsimile transmission.

3.6           Notices.  Any notice, demand or request required or permitted to be given by the respective parties hereto pursuant to the terms of this Agreement shall delivered in accordance with the terms of the Securities Purchase Agreement.

3.7           Entire Agreement; Amendments.  This Agreement constitutes the entire agreement between the parties with regard to the subject matter hereof and thereof, superseding all prior agreements or understandings, whether written or oral, between or among the parties.  No amendment, modification or other change to this Agreement or waiver of any agreement or other obligation of the parties under this Agreement may be made or given unless such amendment, modification or waiver is set forth in writing and is signed by Assignors and Lender.  Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

3.8           Headings.  The headings used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.

HAGUE CORP.

By:           __________________________________________
Name: Stephen Squires
Title: Chief Executive Officer

MKM OPPORTUNITY MASTER FUND, LTD.

By:           __________________________________________
Name: David Skriloff
Title: Portfolio Manager

STEVEN POSNER IRREVOCABLE TRUST U/T/A DATED 06/17/65

By:           __________________________________________
Name: Steven Posner
Title: Trustee

By:           __________________________________________
Name: Stuart Posner
Title: Trustee

MKM SP1, LLC

By:           __________________________________________
Name: David Skriloff
Title: Portfolio Manager

RANDALL J. LANHAM, ATTORNEY ESCROW

By:           __________________________________________
Name: Randall J. Lanham
Title: Partner

SICHENZIA ROSS FRIEDMAN FERENCE LLP

By:           __________________________________________
Name: Marc Ross, Esq.
Title: Partner

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